                         COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS.                                                       PROBATE COURT


I, RICHARD IANNELLA, Register of Probate for said County of Suffolk, hereby certify, that at a Probate Court held at Boston, in and for said County, on the

8th day of November in the year of our Lord _______________________________

two thousand one_______________________________________________________

Anne E. Lewin________________________________ of Boston _______in the County of

 Suffolk _________________________________________ was duly appointed __________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

- executrix, - of the will of Daniel Lewin ___________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

- late - of Boston ________________________________________ in the County of

Suffolk - deceased - testate, and gave bond as required by law, testate, and gave bond as required by law, for the due performance of said trust:

and that-no appearance was entered against said appointment prior to the entry of the decree.

     I further certify, that it appears by the records and files of said Court,

that said appointment remains in full force. ________________________________

______________________________________________________________________________


    [SEAL]           In witness whereof, I have hereunto set may hand affixed

                    the seal of said Court, this ___8th___ day of ___November___

                    in the year of our Lord two thousand- one


                      ___________Richard Iannella______ Register


Docket No. 01P-2026
          ------------

     Daniel Lewin
   -------------------------------
     Appointment of Fiduciary
          Certificate


Issued: November 8, 2001
       ---------------------------



                        [Gen.Laws, Ter,Ed., c.215, s-9A]


The acts of an executor, administrator, guardian, conservator or trustee performed after the entry of the decree appointing him in such capacity and prior to the expiration of the period allowed for an appeal therefrom shall be valid to the same extent as if said appeal period had expired without any appeal in all instances where there has been no appearance entered against such appointment prior to the entry of the decree or where such appearance has been entered and withdrawn prior to the entry of the decree, notwithstanding the fact that an appeal may have been taken in said period.